         As filed with the Securities and Exchange Commission on August 25, 1997
                                                           Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  SPECTRX, INC.
                    (EXACT NAME OF REGISTRANT AS SPECIFIED IN
                                  ITS CHARTER)




          DELAWARE                        3845                     58-2029543
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)      IDENTIFICATION
                                                                   NUMBER)

                                6025A UNITY DRIVE
                             NORCROSS, GEORGIA 30071
                                 (770) 242-8723

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 1995 STOCK PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                      ------------------------------------



                                 MARK A. SAMUELS
                             CHIEF EXECUTIVE OFFICER
                                  SPECTRX, INC.
                                6025A UNITY DRIVE
                             NORCROSS, GEORGIA 30071
                                 (770) 242-8723

       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                      ------------------------------------


                                   Copies to:

                            ROBERT D. BROWNELL, ESQ.
                            KELLY AMES MOREHEAD, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300
                      ------------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                      ------------------------------------

                         CALCULATION OF REGISTRATION FEE


                                                                      PROPOSED
                                                                      MAXIMUM          PROPOSED
                                                     AMOUNT           OFFERING         MAXIMUM
      TITLE OF EACH CLASS OF                         TO BE              PRICE          AGGREGATE            AMOUNT OF
    SECURITIES TO BE REGISTERED                    REGISTERED         PER SHARE      OFFERING PRICE      REGISTRATION FEE
    ---------------------------                    ----------         ---------      --------------      ----------------

1995 Stock Plan                                   658,075 shares       $0.6466       $  425,530.35          $  128.95
Common Stock, $0.001 par value
(currently outstanding options) (1)......


1995 Stock Plan                                   767,560 shares       $6.5000       $4,989,140.00          $1,511.86
Common Stock, $0.001 par value
(options available for future grant) (2).

TOTAL 1995 STOCK PLAN SHARES REGISTERED         1,425,635 SHARES                     $5,414,670.35          $1,640.81

Employee Stock Purchase Plan                      214,286 shares       $6.5000       $1,392,859.00            $422.08
Common Stock, $0.001 par value (3).......

TOTAL REGISTRATION FEES                                                                                     $2,062.89



(1) The computation is based upon the weighted average exercise price per share of approximately $0.6466 as to 658,075 outstanding but unexercised options to purchase Common Stock under the 1995 Stock Plan (the "Currently Outstanding Options"). The Maximum Offering Price Per Share is approximate because the Currently Outstanding Options were subject to a reverse-split of the Common Stock of the Registrant in February 1997. Accordingly, while the number of shares underlying the Currently Outstanding Options are adjusted to reflect the reverse-split, the Maximum Aggregate Offering Price payable for such shares is fixed pursuant to the pre-split terms of each option.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933 as to the remaining 767,560 shares of Common Stock authorized for issuance pursuant to the 1995 Stock Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on August 18, 1997 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on August 18, 1997 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INFORMATION INCORPORATED BY REFERENCE.

       The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

(a) The audited financial statements for the Registrant's fiscal year ended December 31, 1996 contained in the Prospectus, dated July 1, 1997, filed pursuant to Rule 424(b)(4) under the Securities Act of 1933 on July 2, 1997.

(b) The Form 10-Q of the Registrant filed pursuant to Section 31(a) of the Securities Exchange Act of 1934 (the "Exchange Act") on August 12, 1997.

(c) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on June 11, 1997.

(d) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.

       Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Robert D. Brownell, a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is Assistant Secretary of the Registrant. Wilson Sonsini Goodrich & Rosati is corporate counsel to the Registrant.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The Registrant has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

       The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware, including circumstances in which indemnification is otherwise discretionary under Delaware law. Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 (the "Securities Act"). The Registrant has entered into indemnification agreements to such effect with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require the

Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.


ITEM 8.   EXHIBITS.

       The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).


ITEM 9.   UNDERTAKINGS.

       (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Norcross, State of Georgia on August 25, 1997.

                                   SPECTRX, INC.



                                   By:    /s/ THOMAS H. MULLER, JR.
                                      ----------------------------------------
                                      Thomas H. Muller, Jr.
                                      Executive Vice President, Chief Financial
                                      Officer and Secretary


                                POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas H. Muller, Jr. and Mark A. Samuels, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

  SIGNATURE                      TITLE                             DATE
  ---------                      -----                             ----

/s/ MARK A. SAMUELS         Director, President and              August 25, 1997
---------------------       Chief Executive Officer*
Mark A. Samuels

/s/ KEITH D. IGNOTZ         Director and Chief Operating         August 25, 1997
---------------------       Officer*
Keith D. Ignotz

/s/ THOMAS H. MULLER, JR.   Executive Vice President,            August 25, 1997
---------------------       Chief Financial Officer and
Thomas H. Muller, Jr.       Secretary (Principal Financial
                            and Accounting Officer)

/s/ JACK R. KELLY, JR.      Director*                            August 25, 1997
---------------------
Jack R. Kelly, Jr.


/s/ CHARLES G. HADLEY       Director*                            August 25, 1997
---------------------
Charles G. Hadley

* The employee benefit plans being registered pursuant to this Registration Statement are subject to administration by the Board of Directors of the Registrant.

                                INDEX TO EXHIBITS


                                                                                                           Sequentially
          Exhibit Number             Exhibit Document                                                      Numbered Page
          --------------             ----------------                                                      -------------

               4.1*        Certificate of Incorporation of Registrant

               4.2*        Bylaws of Registrant

               4.3*        1995 Stock Plan

               4.4*        Employee Stock Purchase Plan

               5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to
                           the legality of securities being registered (Counsel to the Registrant)

              24.1         Consent of Arthur Andersen & Co. (Independent Auditors)

              24.2         Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
                           (contained in Exhibit 5.1 hereto)

              25.1         Power of Attorney (see page II-5)


-----------------------

* Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-22429), effective June 30, 1997.